UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 5, 2013

SEACOR Holdings Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12289	13-3542736
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2200 Eller Drive, Fort Lauderdale, Florida		33316
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(954) 523-2200
Not Applicable
____________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

SEACOR Holdings Inc. (“SEACOR"), through its wholly owned subsidiary, SeaDor Holdings LLC (“SeaDor”),  currently holds a 25%  interest in Dorian LPG Ltd. ("Dorian LPG"), an LPG shipping company and owner and operator of modern Very Large Gas Carriers (“VLGC”).

On November 4, 2013, Dorian LPG announced that it had completed a subscription for its private placement of 80.4 million shares of its capital stock, with expected proceeds of approximately US$250 million. After the offering, Dorian LPG will have approximately 213 million shares outstanding.  SeaDor and Dorian Holdings LLC intend to collectively purchase up to 35% of the shares to be sold in the offering, although SeaDor and Dorian Holdings LLC have not as of yet determined final allocation between themselves.

The announcement of the private placement follows a week after the announcement that Dorian LPG entered into an agreement with Scorpio Tankers Inc. to acquire its fleet of 11 VLGC newbuildings contracts in exchange for 30% of Dorian LPG’s pro forma capitalization (without giving effect to the private placement).

It is expected that the Scorpio acquisition and private placement will both close on November 14, 2013.

Cautionary Note Regarding Forward-Looking Statements
Certain statements discussed in this release as well as in other reports, materials and oral statements that the Company releases from time to time to the public constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, words such as "anticipate," "estimate," "expect," "project," "intend," "believe," "plan," "target," "forecast" and similar expressions are intended to identify forward-looking statements. Such forward-looking statements concern management’s expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters. These statements are not guarantees of future performance and actual events or results may differ significantly from these statements. Actual events or results are subject to significant known and unknown risks, uncertainties and other important factors, including decreased demand and loss of revenues as a result of any future U.S. government implemented moratoriums directing operators to cease certain drilling activities and any extension of such moratoriums (the “Moratoriums”), weakening demand for the Company’s services as a result of unplanned customer suspensions, cancellations, rate reductions or non-renewals of vessel charters or failures to finalize commitments to charter vessels in response to Moratoriums, increased government legislation and regulation of the Company’s businesses which could increase cost of operations, increased competition if the U.S. cabotage laws principally contained in 46 U.S.C. §50501 and 46 U.S.C. Chapter 551 and collectively known as the “Jones Act” are repealed, liability, legal fees and costs in connection with the provision of emergency response services, including the Company’s involvement in response to the oil spill as a result of the sinking of the Deepwater Horizon in April 2010, decreased demand for the Company’s services as a result of declines in the global economy, decreased demand for our Inland River Services due to drought conditions and climatic conditions affecting river navigation and grain harvests; declines in valuations in the global financial markets and a lack of liquidity in the credit sectors, including interest rate fluctuations, availability of credit, inflation rates, change in laws, trade barriers, commodity prices and currency exchange fluctuations, the cyclical nature of the oil and gas industry, activity in foreign countries and changes in foreign political, military and economic conditions, changes in foreign and domestic oil and gas exploration and production activity, safety record requirements related to Offshore Marine Services, Inland River Services and Shipping Services, decreased demand for Shipping Services due to construction of additional refined petroleum products, natural gas or crude oil pipelines or due to decreased demand for refined petroleum products, crude oil or chemical products or another change in existing methods of delivery, compliance with U.S. and foreign government laws and regulations, including environmental laws and regulations, the dependence of Offshore Marine Services and Shipping Services on several customers, consolidation of the Company’s customer base, the ongoing need to replace aging vessels, industry fleet capacity, restrictions under U.S. federal maritime laws on the amount of ownership of the Company’s common stock by non-U.S. citizens (within the meaning of the Jones Act) because it owns and operates U.S.-flag vessels in the U.S. coastwise trade, operational risks of Offshore Marine Services, Inland River Services and Shipping Services, effects of adverse weather conditions and seasonality, the level of grain export volume, the effect of fuel prices on barge towing costs, variability in freight rates for inland river barges, the effect of international economic and political factors in Offshore Marine Services’ and Inland River Services’ operations, sudden and unexpected changes in commodity prices, futures and options, global weather conditions, political instability, changes in currency exchange rates, and product availability in agriculture commodity trading and logistics activities, adequacy of insurance coverage, the attraction and retention of qualified personnel by the Company, and various other matters and factors, many of which are beyond the Company’s control. In addition, these statements constitute the Company’s cautionary statements under the Private Securities Litigation Reform Act of 1995. It is not possible to predict or identify all such factors. Consequently, the foregoing should not be considered a complete discussion of all potential risks or uncertainties. Forward-looking statements speak only as of the date of the document in which they are made. The Company disclaims any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which the forward-looking statement is based, except as required by law. It is advisable, however, to consult any further disclosures the Company makes on subjects in its filings with the Securities and Exchange Commission, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (if any).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOR Holdings Inc.

By: /s/ Paul L. Robinson
Name:     Paul L. Robinson

Title:	Senior Vice President, General Counsel and Secretary

Date:  November 5, 2013